                                                               EXHIBIT EX-99.P.2

                         HILLVIEW CAPITAL ADVISORS, LLC

                                 CODE OF ETHICS

XI.  INTRODUCTION

     Hillview Capital Advisors, LLC (the "Adviser") serves as an investment adviser to Hillview Investment Trust II (the "Trust"), an investment company registered under the Investment Company Act of 1940, as amended (the "1940 Act"), as well as other clients. The Adviser has adopted this code of ethics (the "Code" or "Code of Ethics") in compliance with Rule 17j-1 under the 1940 Act and Rule 204A-1 under the Investment Advisers Act of 1940 (the "Advisers Act").

     It is unlawful for any Access Person (as defined below) of the Adviser, in connection with the purchase or sale, directly or indirectly, by that person of a Security (as defined below) held or to be acquired by any client of the Adviser:

     To employ any device, scheme or artifice to defraud the client;

     To make to the client any untrue statement of a material fact or omit to state to the client a material fact necessary in order to make the statements made, in light of the circumstances under which they are made, not misleading;

     To engage in any act, practice, or course of business which operates or would operate as a fraud or deceit upon the client; or

     To engage in any manipulative practice with respect to the client.

     In adopting this Code, the Adviser recognizes that its affiliated persons owe a fiduciary duty to the Trust and other client accounts must (1) at all times place the interests of its clients first; (2) conduct personal securities transactions in a manner consistent with this Code and avoid any actual or potential conflict of interest or any abuse of a position of trust and responsibility; and (3) adhere to the fundamental standard that personnel associated with the client accounts should not take inappropriate advantage of their positions.

XII. DEFINITIONS

     "ACCESS PERSON," means any member, officer or Advisory Person of the Adviser, or such other persons as the Compliance Supervisor shall designate.

     "ACQUISITION" OR "ACQUIRE" includes any purchase and the receipt of any gift or bequest of any Covered Security.

     "ADVISORY PERSON" means

          Anyemployee of the Adviser (or the Funds or any company in a control relationship to the Fund or Adviser):


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               Who, in connection with his or her regular functions or duties, makes, participates in or obtains information about the purchase or sale of Covered Securities held or to be acquired by any Fund, or

               Whose functions relate to the making of any recommendations about these purchases or sales;

          Any person in a Control relationship (including any affiliated persons to such a Control person) to the Adviser who obtains information concerning recommendations made to any Fund about the purchase or sale of Covered Securities held or to be acquired; and

          Such other persons as the Compliance Supervisor shall designate.

     "AFFILIATE ACCOUNT" means, as to any Access Person, an Account:

          Of any Family Member of the Access Person;

          For which the Access Person acts as a custodian, trustee or other fiduciary;

          Of any corporation, partnership, joint venture, trust, company or other entity which is neither subject to the reporting requirements of section 13 or 15(d) of the Securities Exchange Act of 1934 (the "1934 Act") nor registered under the 1940 Act and in which the Access Person or a Family Member has a direct or indirect Beneficial Ownership; and

          Of any Access Person of the Adviser.

     "ASSOCIATED PERSON" of the Adviser means any Access Person, and any employees, including independent contractors who perform advisory functions on behalf of the Adviser.

     "BENEFICIAL OWNERSHIP" means a direct or indirect "pecuniary interest" (as defined in subparagraph (a)(2) of rule 16a-1 under the Securities Exchange (the "1934 Act") that is held or shared by a person directly or indirectly (through any contract, arrangement, understanding, relationship or otherwise) in a Security. While the definition of "pecuniary interest" in subparagraph (a)(2) of rule 16a-1 is complex, this term generally means the opportunity directly or indirectly to profit or share in any profit derived from a transaction in a Security. An Access Person is presumed to have Beneficial Ownership of any Family Member's account. (See Appendix A of the Code for additional guidance on what constitutes Beneficial Ownership).

     "BUSINESS DAY" refers to any day on which the New York Stock Exchange is open for business.

     "CLIENT ACCOUNT" means any account for which the Adviser provides services, including investment advice and investment decisions, other than the Trust.


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     "COMPLIANCE SUPERVISOR" means any officer or employee of the Adviser designated to receive and review reports of purchases and sales by Access Persons.

     "CONTROL" has the same meaning as in section 2(a)(9) of the 1940 Act.
     Section 2(a)(9) defines "Control" as the power to exercise a controlling influence over the management or policies of a company, unless this power is solely the result of an official position with the company.

     "COVERED SECURITY" means a Security as defined in section 2(a)(36) of the 1940 Act, other than:

          Direct obligations of the government of the United States;

          Bankers' acceptances, bank certificates of deposit, commercial paper and high quality short-term debt instruments, including repurchase agreements;

          Shares issued by unaffiliated open-end management investment companies registered under the 1940 Act;

          Interests in variable insurance products; or

          Any other Security determined by the Securities and Exchange Commission ("SEC") or its staff to be excluded from the definition of "Covered Security" contained in rule 17j-1 under the 1940 Act.

     "COVERED SECURITY HELD OR TO BE ACQUIRED" means:

          Any Covered Security which, within the most recent 15 days:

               Is or has been held by the Trust or Client Account; or

               Is being or has been considered for purchase by the Trust or Client Account. A Covered Security is "being or has been considered for purchase" when the portfolio manager for the Trust or Client Account is giving or has given serious consideration to a purchase of the Covered Security.

          Any option to purchase or sell, and any Security convertible into, or exchangeable for, a Covered Security described in paragraph 1 of this definition.

     "DISPOSITION" OR "DISPOSE" includes any sale and the making of any personal or charitable gift of Covered Securities.

     "FAMILY MEMBER" of an Access Person means:

          That person's spouse or minor child who resides in the same household;


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          Any adult related by blood, marriage or adoption to the Access Person
          (a "relative") who shares the Access Person's household; and

          Any relative dependent on the Access Person for financial support.

          Family member includes any other relationship (whether or not recognized by law) which the Compliance Supervisor determines could lead to the possible conflicts of interest or appearances of impropriety this Code is intended to prevent. The Compliance Supervisor may from time-to-time circulate such expanded definition of this term as it deems appropriate.

     "INITIAL PUBLIC OFFERING" means an offering of securities registered under the Securities Act of 1933 (the "1933 Act"), the issuer of which, immediately before the registration, was not subject to the reporting requirements of section 13 or 15(d) of the 1934 Act.

     "LIMITED OFFERING" means an offering that is exempt from registration under the 1933 Act pursuant to section 4(2) or section 4(6) of the 1933 Act or rule 504, 505 or 506 under the 1933 Act.

     "MATERIAL NON-PUBLIC INFORMATION"

          Information is generally deemed "material" if a reasonable investor would consider it important in deciding whether to purchase or sell a company's securities or information that is reasonably certain to affect the market price of the company's securities, regardless of whether the information is directly related to the company's business.

          Information is considered "nonpublic" when it has not been effectively disseminated to the marketplace. Information found in reports filed with the SEC or appearing in publications of general circulation would be considered public information.

     "1940 ACT" means the Investment Company Act of 1940 and the rules thereunder, both as amended from time to time, and any order or orders thereunder which may from time to time be applicable to the Trust.

     "PURCHASE OR SALE OF A SECURITY" includes, among other things, transactions in options to purchase or sell a Security.

     "RESTRICTED SECURITY" means any Security on the Restricted Security List. In general, this list will include securities of public companies which are client's of the Adviser, or whose senior management are clients of the Adviser.

     "SECURITY" has the same definition as in section 2(a)(36) of the 1940 Act.


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XIII. PROHIBITED PURCHASES, SALES AND PRACTICES

     TIMING OF PERSONAL TRANSACTIONS.

          No Access Person may purchase or sell, directly or indirectly, any Covered Security in which the Access Person or an Affiliate Account has, or by reason of the transaction acquires, any direct or indirect Beneficial Ownership if the Access Person knows or reasonably should know that the Covered Security, at the time of the purchase or sale:

               i. Is being considered for purchase or sale on behalf of the Trust or Client Account; or

               ii. Is being actively purchased or sold on behalf of the Trust or Client Account.

     IMPROPER USE OF INFORMATION.

               No Access Person may use his or her knowledge about the securities transactions or holdings of the Trust or Client Account in trading for any account that is directly or indirectly beneficially owned by the Access Person or for any Affiliate Account. Any investment ideas developed by an Access Person must be made available to the Trust and Client Accounts before the Access Person may engage in personal transactions or transactions for an Affiliate Account based on these ideas.

               No Associated Person:

                    while aware of material nonpublic information about a company, is permitted to purchase or sell securities of that company until the information becomes publicly disseminated and the market has had an opportunity to react;

                    shall disclose material nonpublic information about a company to any person except for lawful purposes.

               No Associated Person may purchase any Restricted Securities for as long as the publicly traded company (or any member of its senior management) is a client of the Adviser, unless expressly approved in advance by the Compliance Supervisor.

     INITIAL PUBLIC OFFERINGS.

          No Advisory Person may acquire any securities in an Initial Public Offering without first obtaining pre-clearance and approval from the Compliance Supervisor.


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     LIMITED OFFERINGS.

          No Advisory Person may acquire any securities in a Limited Offering without first obtaining pre-clearance and approval from the Compliance Supervisor.

     BLACKOUT PERIODS.

          An Advisory Person may not buy or sell a Covered Security within seven calendar days of a purchase or sale of the same Covered Security (or Equivalent Security) by the Trust or Client Accounts.

     SHORT-TERM TRADING.

          Advisory Persons are prohibited from profiting from the purchase and sale of the same or an equivalent Covered Security within any sixty-day calendar period. Any profits realized from a sale prohibited by this Section must be disgorged. The Compliance Supervisor may authorize such transactions; however, such authorization will not be granted absent extraordinary circumstances.

XIV. EXEMPTED TRANSACTIONS

The prohibitions of section III of this Code do not apply to:

     NON-CONTROLLED ACCOUNTS. Purchases or sales effected in any account over which the Access Person has no direct or indirect influence or Control;

     INELIGIBLE SECURITIES. Purchases or sales of securities which are not eligible for purchase or sale by the Trust;

     NON-VOLITIONAL TRANSACTIONS. Purchases or sales which are non-volitional on the part of the Access Person;

     AUTOMATIC DIVIDEND REINVESTMENTS. Purchases which are part of an automatic dividend reinvestment plan;

     EXERCISES AND SALES OF RIGHTS. Purchases effected upon the exercise of rights issued by an issuer pro rata to all holders of a class of its securities, to the extent these rights were acquired from the issuer, and sales of these rights so acquired;

     GIFTS. The receipt of securities as gifts and bequests and the making of personal or charitable gifts or bequests of securities; and

     PRE-APPROVED TRANSACTIONS. Purchases or sales that receive the prior approval of the Compliance Supervisor or a member of the Adviser's investment committee, because:

          The Covered Securities being considered for purchase and sale on behalf of the Trust or Client Accounts trade in sufficiently broad markets to permit


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          transactions to be completed without any appreciable impact on the markets of the securities;

          They are only remotely potentially harmful to the Trust or Client Accounts;

          They would be unlikely to affect a highly institutional market, or

          They clearly are not related economically to the securities to be purchased, sold or held by the Trust or Client Accounts.

XV.  REPORTING

An Access Person must submit to the Compliance Supervisor, on forms designated by the Compliance Supervisor, the following reports as to all covered securities and brokerage accounts in which the Access Person has, or by reason of a transaction, acquires, Beneficial Ownership:

     INITIAL HOLDINGS REPORTS. Not later than 10 days after an Access Person becomes an Access Person a report with the following information:

          The title, number of shares and principal amount of each Covered Security in which the Access Person had any direct or indirect Beneficial Ownership when the Access Person became an Access Person;

          The name of any broker, dealer or bank with whom the Access Person maintained an account containing securities (including but not limited to Covered Securities) in which the Access Person had any direct or indirect Beneficial Ownership as of the date the Access Person became an Access Person; and

          The date the report is being submitted by the Access Person.

     QUARTERLY TRANSACTION REPORTS. Not later than 10 days after the end of each calendar quarter a report with the following information:

          Covered Securities Transactions. For any acquisition or Disposition during the calendar quarter of a Covered Security in which the Access Person had any direct or indirect Beneficial Ownership:

               The date of the acquisition or Disposition, the title, the interest rate and maturity date (if applicable), the number of shares and the principal amount of each Covered Security;

               The nature of the acquisition or Disposition (i.e., purchase, sale, gift or any other type of acquisition or Disposition):

               The price of the Covered Security at which the acquisition or Disposition was effected;


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               The name of the broker, dealer or bank with or through which the acquisition or Disposition was effected; and

               The date the report is being submitted by the Access Person.

          Brokerage Accounts. For any account established by the Access Person containing securities (including but not limited to covered securities) in which the Access Person had a direct or indirect Beneficial Ownership during the quarter:

               The name of the broker, dealer or bank with whom the Access Person established the account;

               The date the account was established; and

               The date the report is being submitted by the Access Person.

          If There Are No Transactions or New Accounts. If no reportable transactions in any covered securities were effected or new accounts opened during a calendar quarter, the affected Access Person must submit to the Compliance Supervisor, within ten calendar days after the end of the quarter, a report stating that no reportable covered securities transactions were effected and no new accounts were opened during the quarter

     ANNUAL HOLDINGS REPORTS. By a date specified by the Compliance Supervisor (which information must be current as of a date no more than 30 days before the report is submitted):

          The title, number of shares and principal amount of each Covered Security in which the Access Person had any direct or indirect Beneficial Ownership;

          The name of any broker, dealer or bank with whom the Access Person maintained an account containing securities (including but not limited to covered securities) in which the Access Person had any direct or indirect Beneficial Ownership; and

          The date the report is being submitted by the Access Person.

     DISCLAIMER OF BENEFICIAL OWNERSHIP. Any report submitted by an Access Person in accordance with this Code may contain a statement that the report will not be construed as an admission by that person that he or she has any direct or indirect Beneficial Ownership in any Covered Security or brokerage account to which the report relates. The existence of any report will not by itself be construed as an admission that any event included in the report is a violation of this code.


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     ALTERNATIVE REPORTING PROCEDURES. To the extent consistent with rule 17j-1 under the 1940 Act, and Rule 204-2(a)(12) under the Advisers Act, the Adviser's Compliance Supervisor may approve other alternative reporting procedures.

     DUPLICATE BROKERAGE CONFIRMATIONS. For transactions executed through a broker, an Access Person may fulfill his or her reporting requirement by directing the broker(s) to transmit to the Compliance Supervisor duplicate confirmations of these transactions or account statements in the time period required by the Code's reporting requirements. The confirmations or account statements must contain all information required in the Code's reporting requirements. The duplicate confirmations should be addressed "Personal and Confidential."

     ANNUAL CERTIFICATION OF COMPLIANCE. Each Access Person must certify annually (by a date specified by and on the form designated by the Compliance Supervisor) that the Access Person:

          Has received, read and understand this Code and recognizes that the Access Person is subject to the Code;

          Has complied with all the requirements of this Code; and

          Has disclosed or reported all personal securities transactions, holdings and accounts required by this Code to be disclosed or reported.

XVI. CONFIDENTIALITY

     Non-Disclosure of Confidential Information. No Access Person, except in the course of his or her duties, may reveal to any other person any information about securities transactions being considered for, recommended to, or executed on behalf of the Trust or Client Account.

     Confidentiality of Information in Access Persons' Reports. All information obtained from any Access Person under this Code normally will be kept in strict confidence by the Adviser. However:

          Reports of transactions and other information obtained under this Code may be made available to the SEC, any other regulatory or self-regulatory organization or any other civil or criminal authority or court to the extent required by law or regulation or to the extent considered appropriate by management of the Adviser.

          In the event of violations or apparent violations of the Code, this information may be disclosed to the trustees and officers of the Trust, to appropriate management and supervisory personnel of the Adviser, and to any legal counsel to the above persons.


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XVII. FIDUCIARY DUTIES

     GIFTS.

          Access Persons may not accept gifts from clients, brokers, vendors, or other persons not affiliated with the Adviser. However, gifts of a nominal value (i.e., gifts whose reasonable value is no more than $100 a year), and customary business meals, entertainment (e.g., sporting events), and promotional items (e.g., pens, mugs, T-shirts) may be accepted.

          If an Access Person receives any gift that might be prohibited under this Code, the Access Person must inform the Compliance Department.

     SERVICE AS A DIRECTOR.

          Access Persons must report any service as a director of a publicly held company. The Compliance Supervisor shall review at the outset and from time-to-time the appropriateness of such service in light of the objectives of this Code. The Compliance Supervisor may in certain cases determine that such service is inconsistent with these objectives; and it may in others require that the affected Access Person be isolated, through a "Chinese Wall" or other procedures, from those making investment decisions related to the issuer on whose board the person sits.

XVIII. DUTIES OF THE COMPLIANCE SUPERVISOR.

     IDENTIFYING AND NOTIFYING ACCESS PERSONS. The Compliance Supervisor will identify each Access Person and notify each Access Person that the person is subject to this Code, including the reporting requirements.

     PROVIDING INFORMATION TO ACCESS PERSONS. The Compliance Supervisor will furnish all Access Persons with a copy of this Code and provide advice, with the assistance of counsel, about the interpretation of this Code.

     REVIEWING REPORTS. The Compliance Supervisor will review the reports submitted by each Access Person to determine whether there may have been any transactions prohibited by this Code.

     MAINTAINING RECORDS. The Adviser will:

          Preserve in an easily accessible place a copy of this Code of Ethics and any other Code of Ethics that has been in effect at any time within the past five years;

          Maintain in an easily accessible place a list of all Access Persons who are, or within the past five years have been, required to make reports;


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          Preserve for a period of not less than five years from the end of the fiscal year in which it was made, the first two years in an easily accessible place, a copy of each report submitted by an Access Person and a copy of any written memoranda prepared by the Compliance Supervisor in connection therewith;

          Preserve in an easily accessible place for a period of not less than five years following the end of the fiscal year in which the violation occurs a record of any violation of this code of ethics and of any action taken as a result of that violation;

          Preserve for a period of not less than five years from the end of the fiscal year in which it was made, the first two years in an easily accessible place, a copy of

               Each report made to the Board of the Trust, including any written report describing any material violations of the Code or procedures or sanctions imposed in response to material violations and

               Any documents certifying that the Adviser has adopted procedures reasonably necessary to prevent Access Persons from violating this Code; and

          Maintain a record of any decision, and the reasons supporting the decision, to approve the acquisition by an Advisory Person of securities in an Initial Public Offering or Limited Offering for at least five years after the end of the fiscal year in which the approval is granted.

XIX. REPORTING VIOLATIONS OF THE CODE

Each Access Person is required to notify the Adviser's Chief Compliance Officer or his designee promptly if he or she knows of any violation of this Code. Failure to do so is itself a violation of this Code.

Consistent with the Adviser's policies, the Adviser not shall retaliate, or tolerate any retaliation by any other person or group within the firm, directly or indirectly, against anyone who, in good faith, reports any violation of this Code or provides assistance to management or any other person or group, including any governmental, regulatory or law enforcement body, investigating any violation of this Code.

The Chief Compliance Officer shall not reveal the identity of any person who reports a violation of this Code and who asks that his or her identity as the person who made such report remain confidential. The Adviser shall not make any effort, or tolerate any effort made by any other person or group, to ascertain the identity of any person who reports a violation anonymously,


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unless (i) such information is required to be disclosed by law or applicable legal process or by applicable securities or commodities exchange, self-regulatory organization, or other rules or regulations; or (ii) disclosure of such information, or ascertaining such identity, is supported by a clear and compelling interest of clients that is sufficient in the particular case to overcome an expectation of anonymity.

XX.  SANCTIONS

Upon determining that an Access Person has violated this Code of Ethics, the Adviser's Chief Compliance Officer or his or her designee, may impose such sanctions as he or she deems appropriate. These include, but are not limited to, a letter of censure, disgorgement of profits obtained in connection with a violation, the imposition of fines, restrictions on future personal trading, termination of the Access Person's position or relationship with the Adviser or referral to civil or criminal authorities.

Adopted: August, 2004


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                                   APPENDIX A

BENEFICIAL OWNERSHIP

The only guidance as to what constitutes Beneficial Ownership is provided by rules and releases of the SEC and court cases, which generally may be summarized as follows:

     G.   SECURITIES OWNED OF RECORD OR HELD IN YOUR NAME.

          Securities owned of record or held in your name are generally considered to be beneficially owned by you.

     H.   SECURITIES HELD IN THE NAME OF ANY OTHER PERSON.

          i. Securities held in the name of any other person are deemed to be beneficially owned by you if, because of any contract, understanding, relationship, agreement or other arrangement, you obtain benefits substantially equivalent to those of ownership. These benefits include the power to vote, or to direct the Disposition of, securities.

          ii. Beneficial ownership includes securities held by others for your benefit (regardless of record ownership), e.g.:

               a. Securities held for you or Family Members (as defined in the code of ethics) by agents, custodians, brokers, trustees, executors or other administrators;

               b. Securities owned by you, but which have not been transferred into your name on the records of the issuer;

               c.   Securities which you have pledged;

               d.   Securities owned by a partnership of which you are a member;
                    and

               e.   Securities owned by your personal holding corporation.

          iii. You are presumed to beneficially own securities held in the name or for the benefit of Family Members, unless because of special and countervailing circumstances, you do not enjoy benefits substantially equivalent to ownership. Benefits substantially equivalent to ownership include, for example:

               a. Application of the income derived from these securities to maintain a common home or to meet expenses which that person otherwise would meet from other sources; and

               b. the ability to exercise a Controlling influence over the purchase, sale or voting of these securities.


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          iv.  You are also presumed to be the beneficial owner of securities held in the name of some other person, even though you do not obtain benefits of ownership, if you can vest or revest title in yourself either immediately or at some future time.

     I.   RIGHTS TO ACQUIRE SECURITIES WITHIN SIXTY DAYS.

          In addition, SEC rules deem a person to be the beneficial owner of a Security if that person has the right to acquire Beneficial Ownership of that Security at any time (within 60 days) including but not limited to any rights to acquire the Security:

          i.   Through the exercise of any option, warrant or right;

          ii.  Through the conversion of a Security; or

          iii. Pursuant to the power to revoke a trust, discretionary account, or similar arrangement.

     J.   SECURITIES HELD IN TRUST.

          Beneficial ownership includes the ownership of securities held in trust by you, as a trustee, if either you or a Family Member has a vested beneficial interest in the income, principal or other assets of the trust. As settlor of a trust you also have Beneficial Ownership of securities in the trust, if you as the settlor have the power to revoke the trust without obtaining the consent of the beneficiaries. There are certain exemptions to these trust Beneficial Ownership rules. One of these exemptions applies if you would have Beneficial Ownership of securities solely because of being a settlor or beneficiary of the trust, but your approval is not needed for the trust to own, acquire or Dispose of securities.

     K.   SECURITIES HELD INDIRECTLY.

          Stockholders or partners of a company who use it as a personal securities trading or investment medium are presumed to be beneficial owners of their proportionate shares of these securities and investments if the company has no other substantial business. A general partner of a partnership is considered to have indirect Beneficial Ownership in the interest in securities held by the partnership.

          You will not be deemed to have any indirect Beneficial Ownership in portfolio securities held by:

               any holding company registered under the Public Utility Holding Company Act of 1935;

               any investment company registered under the Investment Company Act of 1940;

               an employee pension or retirement plan; or

               a business trust with more than 25 beneficiaries.


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

     L.   OTHER CONSIDERATIONS.

          Beneficial ownership must be determined in light of the facts of a particular case. Thus, while you may have to report Security holdings and brokerage accounts of Family Members, you may nonetheless disclaim Beneficial Ownership of these securities and accounts. Contact the Compliance Supervisor if you have any questions about how to determine whether you have Beneficial Ownership of securities.


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

RESTRICTED SECURITIES LIST

Each associated person of Hillview Capital Advisors, LLC is prohibited from purchasing any of the following restricted securities for as long as the publicly traded company and/or a member of such publicly traded company's senior management is a client of Hillview Capital Advisors, LLC, unless expressly approved in advance by Joseph A. Bracken in writing.

PUBLICLY TRADED COMPANY NAME   STOCK SYMBOL   EFFECTIVE DATE
----------------------------   ------------   --------------


Restricted Securities List                               Effective April 5, 2004

                INITIAL AND ANNUAL ACKNOWLEDGEMENT OF MEMORANDUM

I, ___________________________________ (name), as ___________________________
(position or relationship), acknowledge that I have received, read, understand, and agree to abide by, the Code of Ethics and corresponding policies and procedures of Hillview Capital Advisors, LLC. I further understand that should I ever have any questions regarding these policies and procedures, including any application thereof, I will immediately address them with Joseph A. Bracken of Hillview Capital Advisors, LLC.


Date:                                   By:
      -------------------------------        -----------------------------------
                                             Signature

Initial Acknowledgement of Memorandum                    Effective April 5, 2004

            ACCESS PERSON INITIAL ACKNOWLEDGMENT AND HOLDINGS REPORT

I, ___________________________________ (name), as ___________________________
(position or relationship), hereby confirm my acknowledgment of, and agreement and obligation to abide by, Hillview Capital Advisors, LLC's code of ethics and policies and procedures. I understand that my failure to comply with the code of ethics and policies and procedures shall be cause for immediate termination from Hillview Capital Advisors, LLC.

I understand that Hillview Capital Advisors, LLC's the code of ethics and policies and procedures, along with federal and state securities laws and regulations require that each Access Person report, within ten (10) days of becoming an Access Person the following information which I have provided with this report:

     The title, number of shares and principal amount of each Covered Security in which I had any direct or indirect Beneficial Ownership when I became an Access Person;

     The name of any broker, dealer or bank with whom an account is maintained containing securities (including but not limited to Covered Securities) in which I had any direct or indirect Beneficial Ownership as of the date I became an Access Person.

This Initial Acknowledgement and Holdings Report is to be signed, dated and returned to Joseph A. Bracken of Hillview Capital Advisors, LLC within ten (10) days of becoming an Access Person.


-------------------------------------   ----------------------------------------
Associated Person Signature             Submission Date

This Initial Acknowledgement and Holdings Report is to be reviewed, signed, dated and filed.


-------------------------------------   ----------------------------------------
Hillview Capital Advisors, LLC          Review Date

Initial Acknowledgement of Memorandum                    Effective April 5, 2004

           ACCESS PERSON QUARTERLY ACKNOWLEDGMENT AND HOLDINGS REPORT

I, ___________________________________ (name), as ___________________________
(position or relationship), hereby confirm my acknowledgment of, and agreement and obligation to abide by, Hillview Capital Advisors, LLC's code of ethics and policies and procedures. I understand that my failure to comply with the code of ethics and policies and procedures shall be cause for immediate termination from Hillview Capital Advisors, LLC.

I understand that Hillview Capital Advisors, LLC's the code of ethics and policies and procedures, along with federal and state securities laws and regulations, require that each Access Person report, within five (5) days after the end of each quarter the following information, which I have provided with this report:

[ ] Covered Securities Transactions. I have supplied the following for any acquisition or Disposition during the calendar quarter of a Covered Security in which I had any direct or indirect Beneficial Ownership:

     The date of the acquisition or Disposition, title, interest rate and maturity date (if applicable), number of shares and principal amount of each Covered Security;

     The nature of the acquisition or Disposition (i.e., purchase, sale, gift or any other type of acquisition or Disposition):

     The price of the Covered Security at which the acquisition or Disposition was effected; and

     The name of the broker, dealer or bank with or through which the acquisition or Disposition was effected;

[ ] Brokerage Accounts. I have supplied the following for any account established containing securities (including but not limited to covered securities) in which I had a direct or indirect Beneficial Ownership during the quarter:

     The name of the broker, dealer or bank with whom the account was established; and

     The date the account was established;

[ ] If There Are No Transactions or New Accounts. No reportable covered securities transactions were effected and no new accounts were opened during the quarter.

This Quarterly Acknowledgment and Holdings Report is to be signed, dated and returned to Joseph A. Bracken of Hillview Capital Advisors, LLC within five (5) days after the end of each calendar quarter.


-------------------------------------   ----------------------------------------
Associated Person Signature             Submission Date

This Quarterly Acknowledgment and Holdings Report is to be reviewed, signed, dated and filed within ten (10) days of the end of each calendar quarter.


-------------------------------------   ----------------------------------------
Hillview Capital Advisors, LLC          Review Date

Initial Acknowledgement of Memorandum                    Effective April 5, 2004

I, ___________________________________ (name), as ___________________________
(position or relationship), hereby confirm my acknowledgment of, and agreement and obligation to abide by, Hillview Capital Advisors, LLC's code of ethics and policies and procedures. I understand that my failure to comply with the code of ethics and policies and procedures shall be cause for immediate termination from Hillview Capital Advisors, LLC.

I understand that Hillview Capital Advisors, LLC's the code of ethics and policies and procedures, along with federal and state securities laws and regulations require that each Access Person report, by a date specified by the Compliance Supervisor, the following information which I have provided with this report (which information is current as of a date no more than thirty days before this report was submitted):

     The title, number of shares and principal amount of each Covered Security in which I had any direct or indirect Beneficial Ownership;

     The name of any broker, dealer or bank with whom an account is maintained containing securities (including but not limited to Covered Securities) in which I had any direct or indirect Beneficial Ownership.

This Annual Acknowledgement and Holdings Report is to be signed, dated and returned to Joseph A. Bracken of Hillview Capital Advisors, LLC.


-------------------------------------   ----------------------------------------
Asociated Person Signature              Submission Date

This Annual Acknowledgement and Holdings Report is to be reviewed, signed, dated and filed.


-------------------------------------   ----------------------------------------
Hillview Capital Advisors, LLC          Review Date


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